UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2025

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director, President, Chief Executive Officer and Principal Executive Officer

On April 19, 2025, the board of directors (the “Board”) of AEON BioPharma, Inc. (the “Company”) appointed Robert Bancroft, age 60, as the Company’s Principal Executive Officer, President, Chief Executive Officer and member of the Board to serve as a Class I director, effective as of April 29, 2025. Mr. Bancroft will report directly to the Board.

Jost Fisher will step down as Interim President and Chief Executive Officer but will continue to serve as chairman of the Board, a member of the audit committee and chair of the compensation committee.

Prior to joining the Company, Mr. Bancroft served as General Manager of the Therapeutics business at Revance Therapeutics, Inc., a biopharmaceutical company specializing in innovative neuromodulator development and commercialization for both aesthetic and therapeutic markets, from August 2021 until its acquisition by Crown Laboratories in February 2024. Prior to this, Mr. Bancroft was Senior Vice President of Strategic Development at Smith & Nephew, a global medical device company, from January 2013 to October 2015. He also served as Chief Executive Officer of QMENTA, a neuroimaging SaaS startup, where he guided the company through the COVID-19 pandemic and led a successful post-seed funding round. Mr. Bancroft earned his B.S. in Biology from Indiana University and his M.B.A. from the University of Southern California.

There were no arrangements or understandings between Mr. Bancroft and any other persons pursuant to which he was selected as an officer, nor does Mr. Bancroft have any family relationships among any of the Company’s directors or executive officers, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Bancroft and the Company required to be disclosed herein.

Chief Executive Officer Employment Agreement

In connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Bancroft entered into an employment agreement with the Company, setting forth the terms of his employment. Mr. Bancroft is entitled to receive a base salary of $425,000 per year and he is eligible to participate in the Company’s annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 50% of Mr. Bancroft’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Mr. Bancroft’s employment is terminated without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the six-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans.

If Mr. Bancroft’s employment is terminated without “cause” or he resigns for “good reason” within two months prior to or within six months after a Change in Control (as such term is defined in the Company’s 2023 Incentive Award Plan (the “2023 Plan”)), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 6 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans.

Mr. Bancroft’s employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to him either will be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Bancroft. The employment agreement is also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.

Also in connection with his commencement of employment, the Company expects to grant to Mr. Bancroft, as soon as practicable following his commencement of employment, stock options to purchase 59,034 shares of the Company’s Class A common stock (the “Options”). The stock options will vest over a four year vesting schedule, with 25% of the stock options vesting on each annual anniversary of Mr. Bancroft’s start date, subject to Mr. Bancroft’s continued service through the applicable vesting date. The stock options will be granted under the Company’s 2025 Employment Inducement Incentive Award Plan (the “Inducement Plan”), as described below, and the stock options will have an exercise price equal to the closing price of the Company’s Class A common stock on the NYSE American on the date of grant. The Company will also grant to Mr. Bancroft 177,103 restricted stock units (“RSUs”).

The RSUs will vest over a four year vesting schedule, with 25% of the RSUs vesting on each annual anniversary of Mr. Bancroft’s start date, subject to Mr. Bancroft’s continued service through the applicable vesting date. The RSUs will also be granted under the Inducement Plan and will be granted as soon as practicable following his commencement of employment but in no event prior to the date the Company files the Form S-8 registration statement with respect to the Inducement Plan. Both the Options and RSUs will immediately vest and, in the case of the Options, become exercisable if Mr. Bancroft is terminated without “cause” or resigns for “good reason” within two months prior to or within six months after a Change in Control (as defined in the 2023 Plan).

A copy of Mr. Bancroft’s employment agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of Mr. Bancroft’s employment agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Adoption of 2025 Employment Inducement Incentive Award Plan

Effective April 19, 2025, the Board adopted the Inducement Plan and, subject to the adjustment provisions of the Inducement Plan, reserved 1,000,000 shares of the Company’s Class A common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to the applicable provisions of the NYSE American LLC Company Guide. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance stock units, and its terms are substantially similar to the Company’s 2023 Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NYSE American inducement award exception.

In accordance with the NYSE American LLC Company Guide, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or being rehired following a bona fide period of interruption of employment by the Company.

The foregoing description of the Inducement Plan and related forms of stock option and restricted stock unit agreements under the Inducement Plan is not complete and is subject to and qualified in its entirety by the terms of the Inducement Plan and related forms of award agreements, copies of which will be filed as exhibits to the Company’s Registration Statement on Form S-8 which registers shares of the Company’s Class A common stock for issuance under the Inducement Plan.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, by and between AEON Biopharma, Inc. and Robert Bancroft
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: April 21, 2025	By:	/s/ Jost Fischer
Jost Fischer
Interim Chief Executive Officer